Exhibit 107

Calculation of Filing Fee Table

424(b)(7)

(Form Type)

Canopy Growth Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common Shares, no par value (3)	457(c) (2)	20,949,390	$7.76 (4)	$162,567,266.40 (4)	0.00014760	$23,994.93
	Total Offering Amounts					$162,567,266.40		$23,994.93
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$23,994.93

(1)	Consists of a maximum of 20,949,390 common shares (“Common Shares”) of Canopy Growth Corporation (the “Company”) to be sold by the selling securityholders. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares in connection with any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Company initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-279949), filed on June 5, 2024.

(3)	Pursuant to the Company’s Articles of Incorporation, as amended, each Common Share may at any time, at the option of the holder, be converted into one non-voting and non-participating exchangeable share of the Company (each, an ”Exchangeable Share”), and each Exchangeable Share may at any time, at the option of the holder, be converted for one Common Share.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $7.76 per share, the average of the high and low prices of the Common Shares, as reported on the Nasdaq Global Select Market on June 4, 2024, which is a date within five business days prior to the date of filing the Registration Statement.